Exhibit 10.2

SUBSCRIPTION AGREEMENT

Environmental Power Corporation

One Cate Street

4th Floor

Portsmouth, NH 03801

Ladies and Gentlemen:

The undersigned (individually, an “Investor” and, collectively with all others executing Subscription Agreements of like tenor which are accepted by the Company, the “Investors”) is writing to advise you of the following terms and conditions under which the Investor hereby offers to subscribe (the “Offer”) for the securities of this private placement (the “Offering”) offered by Environmental Power Corporation, a Delaware corporation (the “Company”). The exclusive placement agents for the Offering are Westminster Securities Corporation and Canaccord Adams, Inc. (each, a “Placement Agent” and collectively, the “Placement Agents”). The Company is issuing investment units (“Units”) each consisting of (i) one (1) share of Series A 9% Cumulative Convertible Preferred Stock, par value $.01 per share (the “Preferred”), and (ii) five (5) detachable warrants (the “Warrants”) to purchase one share each of the Company’s common stock, par value $0.01 per share (the “Common Stock”) on the following terms:

(a) The purchase price for each Unit shall be the sum of (i) ten times the Preferred Conversion Price for each share of Preferred and (ii) $0.625 (representing a cost basis of $0.125 per Warrant). The “Preferred Conversion Price” will be 105% of the last closing trade price of the Common Stock (“Closing Price”) preceding the execution of definitive Subscription Agreements between the Company and the Investors (the “Offering Market Price”).

(b) Each share of Preferred will be initially convertible into ten (10) shares (“Shares”) of Common Stock at the Preferred Conversion Price. Each Warrant will represent the right to purchase one share each of Common Stock at an exercise price equal to 110% of the Offering Market Price per share (the “Warrant Shares”), expiring five years from their date of issuance.

The Preferred and the Warrants shall be collectively referred to as the “Securities”. The Shares and the Warrant Shares shall be collectively referred to as the “Underlying Shares”.

The Company may issue up to $15,000,000 of Units (the “Maximum Offering”) in this Offering. The Investor understands that the Securities are being issued pursuant to the exemption from registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), in a private placement pursuant to an exemption from registration under Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder (“Regulation D”). As such, the Securities and the Underlying Shares are “restricted securities”.

The Units are being offered on a “best efforts” basis by the Company to Investors introduced by the Placement Agents, during an offering period commencing on October 20, 2006 (the “Commencement Date”) and continuing until October 31, 2006 (the “Offering Period”). The Offering will continue until the earlier of (i) the close of business (5:00 p.m. EDT) on October 31, 2006, (ii) termination by mutual agreement of the Company and the Placement Agents, or (iii) completion of the sale of the Maximum Offering (the “Offering Termination Date”). Any subscription documents received after the Offering Termination Date will be returned.

1. Subscription & Closing.

Subject to the terms and conditions hereinafter set forth in this Subscription Agreement, the Investor hereby offers to purchase Securities as set forth in the Investor Signature Page attached hereto.

Acceptance of this Offer shall be deemed given by the countersigning of this Subscription Agreement, in whole or in part, on behalf of the Company.

The closing of the Offering (the “Closing”) will be held on such date (the “Closing Date”) which is the later of three (3) business days of the completion by the Company’s subsidiary, Microgy Holdings LLC, of a tax-exempt bond financing for a minimum of $40,000,000 in Texas substantially similar to that described in the Preliminary Limited Offering Memorandum dated September 27, 2006 and resulting in gross proceeds of at least $40,000,000 (the “Bond Financing”) and the satisfaction of each of the following conditions :

(a) Microgy, Inc. shall have acknowledged the provisions of Section 6(m) herein by executing the Investor Signature Page attached hereto.

(b) The Company shall have delivered to Investors a certificate of the Chief Executive Officer and Chief Financial Officer of the Company, in the form attached hereto as Exhibit C;

(c) The Company shall have delivered to Investors an opinion of counsel to the Company in the form attached hereto as Exhibit D;

(d) The Company shall have delivered to Investors a copy of the resolutions adapted by its Board of Directors authorizing the Offering, the issuance of the Preferred and Warrants, and the issuance or reservation of the Preferred, Shares, Warrants and Warrant Shares.

(e) Trading in the Company’s Common Stock shall not have been suspended from the American Stock Exchange;

(f) The American Stock Exchange shall have approved the Shares and Warrant Shares for listing;

(g) No Material Adverse Effect (as hereinafter defined) shall have occurred since the date this Offer was accepted;

(h) All of the representations and warranties of the Company and each Investor hereunder shall be true and correct in all material respects as of the Closing Date, except for representations and warranties that are expressly made as of a particular date, which shall be true and correct as of such date;

(i) The Company shall have filed with the Delaware Secretary of State the Certificate of Designations, Preferences and Rights of the Series A Preferred Stock in the form attached hereto as Exhibit E;

(j) The Company shall have issued or authorized the issuance of the certificates representing the Preferred and the Warrants, in the form attached hereto as Exhibit F, to each Investor based upon their respective purchase amounts hereunder, which Preferred certificates and Warrants shall be delivered to the Investors within two (2) business days of the Closing Date; and

(k) The Company shall have received immediately available funds representing the purchase price for the Units from each Investor hereunder.

2. Conditions to Offer. The Offering is made subject to the following conditions:

(a) that the Company shall have the right to accept or reject this Offer, in whole or in part, for any reason whatsoever;

(b) that the Investor agrees to comply with the terms of this Subscription Agreement; and

(c) that this Offer shall be deemed null and void and no rights pursuant to this Subscription Agreement shall be granted to the Investors or the Company if the Bond Financing has not closed prior to December 29, 2006 (“Termination Date”), provided, however, that the Termination Date may be extended by the Investor by written notice to the Company to no later than February 28, 2007 to allow the Bond Financing to be completed.

3. Representations and Warranties of the Investor.

The Investor, in order to induce the Company to accept this Offer, hereby warrants and represents as follows:

(a) Organization; Authority. The Investor, if not an individual, is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite power and authority to enter into and to consummate the transactions contemplated by this Subscription Agreement and otherwise to carry out its obligations hereunder. The purchase by Investor of the Securities hereunder has been duly authorized by all necessary action on the part of Investor. This Subscription Agreement has been duly executed by Investor, and when delivered by Investor in accordance with the terms hereof, will constitute the valid and legally binding obligation of Investor, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law. Investor agrees that the Investor’s subscription shall be irrevocable by Investor, and that, except as required by applicable law, Investor shall not be otherwise entitled to cancel, terminate or revoke this Subscription Agreement or any of Investor’s obligations hereunder.

(b) Restricted Securities. Investor understands that the Securities and the Underlying Shares each are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law. The Investor hereby agrees that the Company may insert the following or similar legend on the face of the certificates or other instruments evidencing the Securities and Underlying Shares, if required in compliance with federal and state securities laws:

“These securities have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or under the securities laws of any state. They may not be sold, offered for sale, or hypothecated in the absence of an effective registration statement with respect to the securities under the Securities Act or an opinion of counsel reasonably satisfactory to the company that such registration is not required pursuant to a valid exemption therefrom under the Securities Act.”

Unless the Underlying Shares are subject to an effective registration statement or eligible to be resold pursuant to an exemption from registration, the Investor further represents and agrees that the Investor will not sell, transfer, pledge (unless pursuant to Section 6(a) below) or otherwise dispose of or encumber the Securities (or the Underlying Shares) unless prior to any such sale, transfer, pledge, disposition or encumbrance, the undersigned will, if requested, furnish to the Company’s transfer agent (or to the Company or any other agent of the Company acting as transfer agent with respect to the Preferred or Warrants) an opinion of counsel in form and substance that registration under the Securities Act or applicable state securities laws is not required, which opinion shall be obtained from (i) the Company’s counsel or (ii) Investor’s counsel, provided such opinion is reasonably satisfactory to the Company and/or the Company’s counsel.

(c) No Distribution. Investor is acquiring the Securities as principal for its own account, in the ordinary course of its business, and not with a view to or for distributing or reselling such Securities or any part thereof. Investor has no present intention of distributing any of such Securities or Underlying Shares and has no agreement or understanding, directly or indirectly, with any other individual, corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind (each, a “Person”) regarding the distribution of such Securities or Underlying Shares (this representation and warranty shall not limit such Investor’s right to sell the Preferred, Shares, Warrants or Warrant Shares pursuant to a Registration Statement or otherwise in compliance with applicable federal and state securities laws).

(d) Accredited Investor Status. The Investor hereby represents and warrants to the Company that the Investor is an “accredited investor” within the meaning of Rule 501 of Regulation D, insofar as the Investor is one or more of the following:

(i) A tax exempt organization as defined in Section 501(c)(3) of the Internal Revenue Code, or a corporation, a Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the Securities, with total assets in excess of $5,000,000;

(ii) A natural person whose individual net worth (or joint net worth with that person’s spouse) exceeds $1,000,000;

(iii) A natural person who had an individual income in excess of $200,000 (or joint income with such person’s spouse in excess of $300,000) in each of the two most recent years and who reasonably expects an income in excess of $200,000 (or joint income in excess of $300,000) in the current year;

(iv) A trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Securities, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the Securities Act; or

(v) An entity all the equity owners of which may respond affirmatively to any of the preceding clauses.

The Investor is not required to be registered as a broker-dealer under Section 15 of the Exchange Act and the Investor is not a broker-dealer. In connection with a subscription hereunder, Investor will complete, execute and return the Statement of Accredited Investor attached hereto as Exhibit A certifying such status.

(e) Experience of Investor. Investor, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. The Investor has not authorized any Person to act as his Purchaser Representative (as that term is defined in Regulation D of the General Rules and Regulations under the Securities Act) in connection with this transaction. Investor is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(f) General Solicitation. Investor is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement

(g) Access to Information. The Investor has reviewed the SEC Reports (as defined in Sectio n 4(h) below) and the Company has not made any other representations or warranties to the Investor with respect to the Company except as contained herein or in the SEC Reports. The Investor has been afforded the opportunity to ask questions of, and receive answers from, the officers and/or directors of the Company concerning the terms and conditions of the Offering and to obtain any additional information, to the extent that the Company possesses such information or can acquire it without unreasonable effort or expense, necessary to verify the accuracy of the information furnished; and has availed himself of such opportunity to the extent he considers appropriate in order to permit him to evaluate the merits and risks of an investment in the Securities. It is understood that all documents, records and books pertaining to this investment have been made available for inspection by the Investor during reasonable business hours at its principal place of business. Notwithstanding the foregoing, it is understood that the Investor is purchasing the Securities without being furnished any prospectus setting forth all of the information that would be required to be furnished under the Securities Act and this Offering has not been passed upon or the merits thereof endorsed or approved by any state or federal authorities.

(h) Subscriptions by Placement Agents. The Investor hereby acknowledges that the Placement Agents, their affiliates and/or their beneficial owners may subscribe for Securities.

The Investor certifies that each of the foregoing representations and warranties set forth in subsection (a) through (h) inclusive of this Section 3 are true as of the date hereof and shall survive such date and the Closing.

4. Representations and Warranties of the Company.

The Company hereby makes the following representations and warranties to the Investor. Exceptions to the below, if any, shall be set forth in a disclosure schedule, attached hereto, each such disclosure schedule numbered in accordance with the section and paragraph number below to which it relates.

(a) Subsidiaries. The Company wholly owns, directly or indirectly, the following subsidiaries which are currently active and/or operating: Buzzard Power Corporation, Microgy, Inc., Microgy Holdings, LLC, MST Production Ltd., MST Estates, LLC, MST GP LLC, Rio Leche Estates, L.L.C. and EPC Corporation (each subsidiary of the Company individually a “Subsidiary” and collectively, “Subsidiaries”). All capital stock owned by the Company directly or through one or more Subsidiaries in each such Subsidiary is validly issued and is fully paid, non-assessable and free of preemptive and similar rights.

(b) Organization and Qualification. Each of the Company and its Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation or default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in (i) a material adverse effect on the legality, validity or enforceability of this Subscription Agreement, (ii) a material adverse effect on the results of operations, assets, business, or financial condition of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under this Subscription Agreement (any of (i), (ii) or (iii), a “Material Adverse Effect”) and no action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened (“Proceeding”) has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(c) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the Offering. The execution and delivery of this Subscription Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company and no further consent or action is required by the Company, other than the Required Approvals (as defined below). This Subscription Agreement, when executed and delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as the indemnification obligations of the Company set forth herein may be limited by applicable law or public policy.

(d) No Conflicts. The execution, delivery and performance of this Subscription Agreement by the Company and the consummation by the Company of the Offering do not and will not: (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) subject to obtaining the Required Approvals (as defined below), conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiaries’ debt or otherwise) or other understanding to which the Company or either of the Subsidiaries is a party or by which any property or asset of the Company or its Subsidiaries is bound or affected and which is filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, or any other periodic or current report filed by the Company with the Securities and Exchange Commission (the “Commission”) since December 31, 2005 (the “Material Contracts”), or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority as currently in effect to which the Company or either of the Subsidiaries is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or any of the Subsidiaries is bound or affected; except in the case of each of clauses (ii) and (iii) (except with respect to federal and state securities laws), such as could not, individually or in the aggregate (a) adversely affect the legality, validity or enforceability of the Offering or (b) have or result in or be reasonably likely to have or result in a Material Adverse Effect.

(e) Filings, Consents and Approvals. Neither the Company nor any of the Subsidiaries is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of this Subscription Agreement, other than: (i) the filing with the Commission of the Registration Statement required by Section 5(a), (ii) the filing with the Commission of a Notice on Form D pursuant to Regulation D, (iii) applicable Blue Sky filings, (iv) the filing of the Certificate of Designations of the Preferred with the Delaware Secretary of State, and (v) the application(s) to the American Stock Exchange for the listing of the Underlying Shares for trading thereon in the time and manner required thereby (collectively, the “Required Approvals”).

(f) Issuance of the Securities. The Securities are duly authorized and, when issued and paid for in accordance with this Subscription Agreement, will be duly and validly issued, fully paid and nonassessable, free and clear of all liens, and not subject to any preemptive rights. The Company has reserved from its duly authorized capital stock a number of shares of Common Stock required for issuance of the Shares and the Warrant Shares, and when issued (and paid for, in the case of the Warrant Shares, assuming they are not subject to a cashless exercise provision), will be duly and validly issued, fully paid and nonassessable, free and clear of all liens and not subject to any preemptive rights.

(g) Capitalization. The number of shares and type of all authorized, issued and outstanding capital stock of the Company is as set forth in the SEC Reports as of their respective dates. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the Offering. Except as disclosed in the SEC Reports, there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person or entity any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock. The issuance and sale of the Securities will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than pursuant to this Offering, including the Company’s obligation to issue to the Placement Agents warrants representing the right to purchase an aggregate of 4% of the number of Shares and Warrant Shares issuable pursuant to this Offering) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities, except for a weighted average anti-dilution adjustment to be applied to the exercise price of warrants issued by the Company in connection with its 2004 private placement of securities. All of the outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any stockholder, the Board of Directors of the Company or others is required for the issuance and sale of the Securities and the Underlying Shares. Except as described in the SEC Reports, there are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders. A complete list of stockholders of the Company that are officers, directors and individuals holding more than 5% of the outstanding Common Stock is included in the SEC Reports.

(h) SEC Reports; Financial Statements. The Company has filed all reports required to be filed by it under the Securities Act and the Securities Exchange Act of 1934, as amended (“Exchange Act”), including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law to file such material) (the foregoing materials being collectively referred to herein as the “SEC Reports”) in accordance with the time requirements of the Securities Act and the Exchange Act. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company has advised Investor that a correct and complete copy of each of the SEC Reports (together with all exhibits and schedules thereto and as amended to date) is available at http://www.sec.gov, a website maintained by the Commission where Investor may view the SEC Reports. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in all material respects in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended.

(i) Material Changes. Except as disclosed in the SEC Reports, since the date of the latest audited financial statements included in the SEC Reports: (i) there has been no event, occurrence or development that has had a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting or the identity of its auditors, except as disclosed in the SEC Reports (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders except in the ordinary course of business consistent with prior practice, or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock except consistent with prior practice or pursuant to existing Company stock option or similar plans, and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option or similar plans or as disclosed in the SEC Reports.

(j) Litigation. There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, the Subsidiaries or any of its properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which: (i) adversely affects or challenges the legality, validity or enforceability of this Subscription Agreement or the Securities or (ii) could, if there were an unfavorable decision, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of a breach of fiduciary duty. The Company does not have pending before the Commission any request for confidential treatment of information. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiaries under the Exchange Act or the Securities Act.

(k) Labor Relations. No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company or any Subsidiary that could reasonably be expected to result in a Material Adverse Effect.

(l) Compliance. Neither the Company nor any Subsidiary (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any Material Contract (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws applicable to its business, except in each case as could not have a Material Adverse Effect.

(m) Permits. Except for construction, environmental and other permits required to be obtained in the ordinary course of its business, the Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct its business as currently conducted, except where the failure to possess such permits would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and the Company has not received any notice of proceedings relating to the revocation or modification of any Material Permit.

(n) Title to Assets. The Company and the Subsidiaries have good and marketable title in all real and personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of any liens, encumbrances or other restrictions. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases of which the Company and the Subsidiaries are in compliance except as set forth herein or in the SEC Reports.

(o) Patents and Trademarks. The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights necessary or material for use in connection with their respective businesses as currently conducted and which the failure to so have could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”). Neither the Company nor any Subsidiary has received a written notice that the Intellectual Property Rights used by the Company or any Subsidiary violates or infringes upon the rights of any Person. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights.

(p) Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged. To the best of Company’s knowledge, such insurance contracts and policies are accurate and complete. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(q) Transactions with Affiliates and Employees. None of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $60,000 other than (i) for payment of salary or consulting fees for services rendered, (ii) for reimbursement for expenses incurred on behalf of the Company, (iii) for other employee benefits, including stock option agreements under any stock option plan of the Company or (iv) as otherwise disclosed in the SEC Reports.

(r) Internal Accounting Controls. Each of the Company and the Subsidiaries is in material compliance with all provisions of the Sarbanes Oxley Act of 2002 which are presently applicable to it and intends to comply with other applicable provisions of the Sarbanes-Oxley Act that may become effective and applicable, and the rules and regulations promulgated thereunder, upon the effectiveness and applicability of such provisions with respect to the Company. Each of the Company and the Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company, including its Subsidiaries, is made known to the certifying officers by others within those entities. The Company’s certifying officers have evaluated the effectiveness of the Company’s controls and procedures as of June 30, 2006 (such date, the “Evaluation Date”). The Company presented in its Quarterly Report on Form 10-Q for the quarter ended June 30, 2006 the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no changes in the Company’s internal controls (within the meaning of Item 308 of Regulation S-K under the Exchange Act) that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting, except as disclosed in the SEC Reports.

(s) Private Placement. Assuming the accuracy of the Investor representations and warranties set forth in Section 3, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Investors as contemplated hereby.

(t) Application of Takeover Protections. Except with respect to any limitations which could apply to the Investor pursuant to Section 203 under the Delaware General Corporation Law, the Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s Certificate of Incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Investors as a result of the Investors and the Company fulfilling their obligations or exercising their rights under this Subscription Agreement, including without limitation as a result of the Company’s issuance of the Securities and the Investor’s ownership of the Securities and Underlying Shares.

(u) Disclosure. To the knowledge of the Company, all written statements provided to the Investor regarding the Company, its business and the transactions contemplated hereby, furnished by or on behalf of the Company with respect to the representations and warranties made herein are true and correct with respect to such representations and warranties and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Company acknowledges and agrees that the Investor makes or has made no representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Subscription Agreement (including its Exhibits).

(v) No Integrated Offering. Neither the Company, nor any of its affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this Offering to be integrated with prior offerings by the Company for purposes of the Securities Act or any applicable shareholder approval provisions in a manner that would require the registration under the Securities Act of the Offering or, if then listed or quoted on a trading market, that would be integrated with the Offering for purposes of the rules and regulations of any trading market. The Company does not have any registration statement pending before the Commission or currently under the Commission’s review. Except pursuant to equity incentive plans filed as exhibits to the SEC Reports, since April 1, 2006, the Company has not offered or sold any of its equity securities or debt securities convertible into shares of Common Stock.

(w) Tax Status. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and each Subsidiary has filed all necessary federal, state and foreign income and franchise tax returns and has paid or accrued all taxes shown as due thereon, and the Company has no knowledge of a tax deficiency which has been asserted or threatened against the Company or any Subsidiary.

(x) No General Solicitation. Neither the Company nor any Person acting on behalf of the Company has offered or sold any of the Securities by any form of general solicitation or general advertising. The Company has offered the Securities for sale only to each Investor in the Offering and certain other “accredited investors” within the meaning of Rule 501 under the Securities Act.

(y) Foreign Corrupt Practices. Neither the Company, nor to the knowledge of the Company, any agent or other Person acting on behalf of the Company, has (i) directly or indirectly, used any corrupt funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any Person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

(z) Accountants. The Company’s accountants are set forth in the SEC Reports. To the Company’s knowledge, such accountants are an independent registered public accounting firm as required by the Securities Act.

(aa) Indebtedness. The SEC Reports set forth all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments. For the purposes of this Agreement, “Indebtedness” shall mean (a) any liabilities for borrowed money or amounts owed in excess of $500,000 (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements and other contingent obligations in respect of Indebtedness of others, whether or not the same are or should be reflected in the Company’s balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments in excess of $500,000 due under leases required to be capitalized in accordance with GAAP. Neither the Company nor any Subsidiary is in default with respect to any Indebtedness.

(bb) No Disagreements with Accountants. There are no disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the accountants formerly or presently employed by the Company, that would, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

(cc) Listing and Maintenance Requirements. The Company’s Common Stock currently trades on the American Stock Exchange. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with the maintenance requirements necessary to maintain trading on the American Stock Exchange. The Company has not received any delisting or listing inquiry from the American Stock Exchange in the past twelve (12) months.

(dd) DTC Status. The Company’s current transfer agent is a participant in and the Common Stock is eligible for transfer pursuant to the Depository Trust Company Automated Securities Transfer Program. The current contact information for such transfer agent is: American Stock Transfer & Trust Company, 59 Maiden Lane, Plaza Level, New York, NY 10038, Tel: 212-936-5100, Fax: 718-921-8310, Attn: Karen Lazar, klazar@amstock.com .

(ee) Independent Nature of Investors. The Company acknowledges that the obligations of each Investor under the Subscription Agreements are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under the Subscription Agreements or other transaction documents. The Company acknowledges that the decision of each Investor to purchase securities pursuant to this Offering has been made by such Investor independently of any other purchase and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company or of its Subsidiaries which may have made or given by any other Investor or by any agent or employee of any other Investor, and no Investor or any of its agents or employees shall have any liability to any Investor (or any other person) relating to or arising from any such information, materials, statements or opinions. The Company acknowledges that nothing contained herein, or in any transaction document, and no action taken by any Investor pursuant hereto or thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Subscription Agreements. The Company acknowledges that each Investor shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of this Agreement or out of the other transaction documents, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose. The Company acknowledges that each Investor has retained its own individual counsel with respect to the transactions contemplated hereby. The Company acknowledges that it has elected to provide all Investors with the same terms for the convenience of the Company and not because it was required or requested to do so by the Investors.

5. Registration Rights.

The Company grants registration rights to the Investor under the following terms and conditions:

(a) The Company shall prepare and file, at its own expense, within twenty (20) days of the Closing Date, a registration statement on Form S-3 (except if the Company is not then eligible to register for resale the Registrable Securities (as defined below) on Form S-3, in which case such registration shall be on another appropriate form in accordance herewith and with the Securities Act and the rules promulgated thereunder) under the Securities Act (the “Registration Statement”) with the Commission sufficient to permit the non-underwritten public offering and resale of all of the Shares and Warrant Shares (as subject to adjustment) (the “Registrable Securities”) through the facilities of all appropriate securities exchanges, if any, on which the Company’s Common Stock is being sold or on the over-the-counter market if the Company’s Common Stock is traded thereon; provided, however, that not less than three (3) business days prior to the filing of the Registration Statement or any related prospectus or any amendment or supplement thereto, the Company shall (i) furnish to the Investor copies of all such documents proposed to be filed, which documents will be subject to the reasonable review of the Investor, and (ii) cause its officers and directors, counsel and independent certified public accountants to respond to such inquiries as shall be necessary, in the reasonable opinion of the Investor and its counsel, to conduct a reasonable review of such documents.

(b) The Company will use its reasonable best efforts to cause such Registration Statement to become effective within one hundred and twenty (120) days from the Closing Date or, if earlier, within three (3) business days of Commission clearance to request acceleration of effectiveness. The number of shares designated in the Registration Statement to be registered shall include all of the Registrable Securities and shall include appropriate language regarding reliance upon Rule 416 to the extent permitted by the Commission. The Company will notify the Investor of the date of effectiveness of the Registration Statement prior to such date. The Company shall request that the effective time of the Registration Statement be 4:00 p.m. Eastern Time on the effective date and the Company shall file the final prospectus pursuant to Rule 424 of the Securities Act no later than 9:00 a.m. Eastern Time on the business day following the date the Registration Statement is declared effective by the Commission. In the event that the number of shares so registered shall prove to be insufficient to register the resale of all of the Registrable Securities, then the Company shall be obligated to file, within thirty (30) days of notice from any Investor, a further Registration Statement registering such remaining shares and shall use its reasonable best efforts to prosecute such additional Registration Statement to effectiveness within ninety (90) days of the date of such notice. The Company shall not permit any securities other than the Registrable Securities to be included in the Registration Statement.

(c) Except as otherwise provided in Section 5(k)(ii), below, the Company will maintain the Registration Statement or post-effective amendment filed under the terms of this Subscription Agreement effective under the Securities Act until the earlier of (i) the date that all of the Registrable Securities have been sold pursuant to such Registration Statement, (ii) all Registrable Securities have been otherwise transferred to Persons who may trade such shares without restriction under the Securities Act, and the Company has delivered a new certificate or other evidence of ownership for such securities not bearing a restrictive legend, or (iii) all Registrable Securities may be sold at any time, without volume or manner of sale limitations pursuant to Rule 144(k) or any similar provision then in effect under the Securities Act in the opinion of counsel to the Company (the “Effectiveness Period”). The Company shall respond as promptly as possible, but in no event later than fifteen (15) business days, to any comments received from the Commission with respect to the Registration Statement or any amendment thereto and as promptly as possible provide the Investor with true and complete copies of all correspondence from and to the Commission relating to the Registration Statement.

(d) If, at any time during which the Registration Statement required by Section 5(a) above is not effective, the Company shall determine to proceed with the preparation and filing of a registration statement pursuant to the Securities Act in connection with the proposed offer and sale of any of its securities by it or any of its security holders (other than a registration statement on Form S-4, S-8, or other limited purpose form), the Company will give written notice of its determination to do so to each Investor. Upon receipt of a written request from any Investor, and subject to the last sentence of this Section 5(d), within thirty (30) days after receipt of any such notice from the Company, the Company will cause all such Registrable Securities requested by the Investor to be included in such registration statement (together with a Registration Statement required by Section 5(a), a “Registration Statement”), all to the extent required to permit the sale or other disposition by such Investor, of such shares. The obligation of the Company under this Section 5(d) shall be unlimited as to the number of registration statements to which it applies, unless the Effectiveness Period has ended, provided that there shall be no duplication and any Registrable Shares which are already included in a Registration Statement (other than a Registration Statement which has been withdrawn) may not be included in any other Registration Statement. Notwithstanding the foregoing, the Company shall have the right to postpone or withdraw any registration effected pursuant to this Section 5(d). In addition, if any registration effected pursuant to this Section 5(d) is a registered public offering involving an underwriting, the Company shall so advise the Investor as part of the written notice given pursuant to this Section 5(d). In such event, the right of any Investor to include Registrable Securities in such registration pursuant to this Section 5(d) shall be conditioned upon such Investor’s execution of an underwriting agreement upon customary terms with the underwriter or underwriters selected by the Company. Furthermore, if the lead underwriter advises the Company that marketing factors require a limitation (or elimination) of shares held by selling stockholders to be underwritten, the number of Registrable Securities that may be included in such Registration Statement and underwriting, if any, shall be allocated among all Investors and other holders of registration rights requesting registration in proportion, as nearly as practicable, to the respective number of shares of held by them and for which they have registration rights on the date the Company gives the notice specified in this Section 5(d).

(e) All fees, disbursements and out-of-pocket expenses and costs incurred by the Company in connection with the preparation and filing of the Registration Statement, in making filings with NASD or NASDR (including, without limitation, pursuant to NASD Rule 2710), and in complying with applicable federal securities and Blue Sky laws (including, without limitation, all attorneys’ fees of the Company) shall be borne by the Company. The Investor shall bear the cost of underwriting and/or brokerage discounts, fees and commissions, if any, applicable to the Registrable Securities being registered, as well as the fees and expenses of their counsel. The Company shall use its reasonable best efforts to qualify any of the Registrable Securities for sale in such states as any Investor reasonably designates. However, the Company shall not be required to qualify in any state which will require an escrow or other restriction relating to the Company and/or the Investors, or which will require the Company to qualify to do business in such state or require the Company to file therein any general consent to service of process. The Company at its expense will supply each of the Investors with one unbound copy of the applicable Registration Statement and any prospectus included therein and other related documents.

(f) Certificates evidencing the Registrable Securities shall not contain any legend: (i) following any sale of such Registrable Securities pursuant to Rule 144 or an effective Registration Statement, or (ii) if such Registrable Securities are eligible for legend removal under Rule 144(k), or (iii) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission). If all or any portion of a Preferred certificate or Warrant is converted or exercised at a time when such Underlying Shares may be sold under Rule 144(k) or if such legend is not otherwise required under applicable requirements of the Securities Act (including judicial interpretations thereof) then such Underlying Shares shall be issued free of all legends. The Company agrees that following the effectiveness of the Registration Statement or at such time as such legend is no longer required under this Section 5(f) pursuant to an applicable exemption from registration, it will, no later than three (3) business days following the delivery by Investor to the Company’s transfer agent of a certificate representing Registrable Securities accompanied by appropriate stock power or other required documentation, as applicable, issued with a restrictive legend (such third Business Day, the “Legend Removal Date”), deliver or cause to be delivered to such Investor a certificate representing such shares that is free from all restrictive and other legends, in each case without charge to the Investor other than customary transfer fees which may be charged by the transfer agent or broker-dealer. The Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in this Section 5(f). Without limiting the Investor’s other legal remedies, the Company shall immediately upon demand reimburse the Investor for the cost and losses occasioned by any buy-in resulting from the Company’s failure to timely deliver unlegended share certificates, provided Investor provides documentation confirming such buy-in was initiated by Investor’s broker, securities custodian, or other such outside party, and not by Investor.

(g) In the event that (i) the Registration Statement is not filed with the Commission within twenty (20) days of the Closing Date, (ii) such Registration Statement is not declared effective by the Commission within the earlier of one hundred and twenty (120) days from the Closing Date or a request for acceleration of effectiveness is not submitted to the Commission within three (3) business days of clearance by the Commission to request effectiveness, (iii) such Registration Statement is not maintained as effective by the Company for the Effectiveness Period (except as allowed by 5(k)(ii) below), (iv) trading in the Common Stock shall be suspended or if the Common Stock is delisted from the American Stock Exchange (or other principal exchange on which the Common Stock is traded) for any reason for consecutive trading days exceeding five (5) consecutive trading days, or (v) the additional Registration Statement referred to in Section 5(b) is not filed within thirty (30) days or declared effective within ninety (90) days as set forth therein (each a “Registration Default”), then the Company will pay Investor (pro rated on a daily basis), as partial compensation for such failure and not as a penalty one and one-half percent (1.5%) of the purchase price of the Preferred purchased from the Company and held by the Investor for the first month (or portion thereof) and one percent (1%) for each month thereafter (or portion thereof) until such trading is no longer suspended (in the case of clause (iv)), until the Registration Statement has been filed (in the case of clause (i) and clause (v)), and in the event of late effectiveness (in case of clause (ii) above) or lapsed effectiveness (in the case of clause (iii) above), one and one-half percent (1.5%) of the purchase price of the Preferred purchased from the Company and held by the Investor for the first month (or portion thereof) and one percent (1%) for each month thereafter (or portion thereof) (regardless of whether one or more such Registration Defaults are then in existence, but without duplication of such partial compensatory payments) until such Registration Statement has been declared effective, provided, however, that in no event shall such payments, in the aggregate, exceed ten percent (10%) of the initial purchase price of the Preferred with respect to each Investor. Such compensatory payments shall be made to the Investors in cash, no later than the fifth business day following the month in which such Registration Default(s) occurred, provided, however, that the payment of such amounts shall not relieve the Company from its obligations to register the Registrable Securities pursuant to this Section 5. Notwithstanding anything to the contrary contained herein, in no event shall any liquidated damages be payable with respect to the Warrants or the Warrant Shares.

(h) If the Company does not remit the payment to the Investor as set forth in Section 5(g) above, the Company will pay the Investor interest at the rate of 12% per annum, or the highest rate permitted by law, if less, until such sums have been paid in full, and reasonable costs of collection, including attorneys’ fees, in addition to the liquidated damages. The registration of the Registrable Securities pursuant to this provision or payment of such compensatory amounts shall not affect or limit the Investor’s other rights or remedies as set forth in this Subscription Agreement or at law.

(i) In the event a Registration Statement is not effective at any time after one (1) year following the issuance date of the Warrants (other than an Allowed Delay, as defined in Section 5(k)(ii) below), the Warrants shall become exercisable pursuant to a cashless exercise feature, and the Company shall cause its counsel to issue such legal opinions as may be reasonably requested by the Investor in connection with any sales of the Warrant Shares in accordance with Rule 144 under the Securities Act in accordance with the procedures of Section 5(f) above. The cashless exercise feature shall be the sole remedy for any failure of such Registration Statement to be effective with respect to such Warrant Shares.

(j) At all times after one (1) year following the Closing Date, the Company will prepare and furnish to Investor and make publicly available in accordance with Rule 144(c) such information as is required for Investor to sell the Registrable Securities under Rule 144. The Company further covenants that it will take such further action as any holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such Person to sell such Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144. In addition, the Investor shall be entitled to unlimited piggyback registration rights under Section 5(d) above.

(k) In the case of each registration effected by the Company pursuant to any section herein, the Company will keep each Investor advised in writing as to the initiation of each registration and as to the completion thereof. At its expense, the Company will:

(i) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to a disposition of all securities covered by such registration statement;

(ii) Notify the Investor at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in light of the circumstances then existing, and at the request of the Investors, prepare and furnish to them a reasonable number of copies of a supplement or an amendment to such prospectus as may be necessary so that, as thereafter delivered to the Investor, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in light of the circumstances then existing; provided that, for not more than (X) ten (10) consecutive business days (or a total of not more than thirty (30) calendar days in any twelve (12) month period) and (Y) up to an additional thirty (30) business days (consecutive or not) in any twelve (12) month period only if such material information relates to a merger or acquisition transaction, the Company may suspend the use of a prospectus included in the Registration Statement if, in the judgment of the Company, it is advisable to suspend use of such prospectus due to pending material developments or other events that have not yet been publicly disclosed and as to which the Company believes public disclosure would be detrimental to the Company, or should the Company determine that a post-effective amendment to the Registration Statement is otherwise required (an “Allowed Delay”); provided, further, that the Company shall promptly (A) notify each Investor in writing of the existence of any facts or circumstances giving rise to an Allowed Delay (but in no event, without the prior written consent of such Investor, shall the Company disclose to such Investor any facts or circumstances constituting material non-public information) and (B) advise each Investor in writing to cease all sales under such registration statement until the termination of the Allowed Delay;

(iii) Use its commercially reasonable best efforts to prevent the issuance of any stop order or other suspension of effectiveness of a registration statement, and, if such an order is issued, to obtain the withdrawal of such order at the earliest possible moment and to notify Investor (and, in the event of an underwritten offering, the managing underwriter) of the issuance of such order and the resolution thereof;

(iv) If NASD Rule 2710 requires any broker-dealer to make a filing prior to executing a sale of Registrable Securities by an Investor, make an Issuer Filing with the NASD Corporate Financing Department pursuant to NASD Rule 2710 and use its reasonable best efforts to respond within five business days to any comments received from NASD in connection therewith.

(v) Otherwise use its commercially reasonable best efforts to comply with all applicable rules and regulations of the Commission.

(l) To the extent Investor includes any Shares or Warrant Shares in a registration statement pursuant to the terms hereof, the Company will indemnify and hold harmless Investor, its directors and officers, and each Person, if any, who controls Investor within the meaning of the Securities Act, from and against, and will reimburse Investor, its directors and officers and each controlling Person with respect to, any and all loss, damage, liability, cost and expense to which Investor or such controlling Person may become subject under the Securities Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such loss, damage, liability, cost or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by Investor or any such controlling Person in writing specifically for use in the preparation thereof, including, without limitation, any information set forth in the Selling Securityholder Notice and Questionnaire attached hereto as Exhibit B and completed by Investor.

(m) To the extent Investor includes any Shares or Warrant Shares in a registration statement pursuant to the terms hereof, Investor will indemnify and hold harmless the Company, its directors and officers and any controlling Person from and against, and will reimburse the Company, its directors and officers and any controlling Person with respect to, any and all loss, damage, liability, cost or expense to which the Company, its directors and officers or such controlling Person may become subject under the Securities Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was so made in reliance upon and in conformity with written information furnished by or on behalf of the Investor specifically for use in the preparation thereof (including, without limitation, any information set forth in the Selling Securityholder Notice and Questionnaire attached hereto as Exhibit B and completed by Investor) and provided further, that the maximum amount that may be recovered from Investor shall be limited to the amount of net proceeds received by Investor from the sale of such Shares or Warrant Shares.

(n) To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable hereunder to the extent permitted by law, provided that (i) no contribution shall be made under circumstances where the indemnifying party would not have been liable for indemnification pursuant to the provisions hereof, (ii) no seller of securities guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any seller of securities who was not guilty of such fraudulent misrepresentation, and (iii) the amount of the contribution together with any other payments made in respect of such loss, damage, liability or expense, by any seller of securities shall be limited to the net amount of proceeds received by such seller from the sale of such securities.

(o) The Investor will cooperate with the Company in connection with this Subscription Agreement, including timely supplying all information and executing and returning the Selling Securityholder Notice and Questionnaire attached hereto as Exhibit B, and any other documents requested by the Company which are required to enable the Company to perform its obligations to register the Shares and the Warrant Shares.

6. Other Agreements of the Company and the Investor.

(a) Right to Pledge. The Company acknowledges and agrees that Investor may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Preferred, Shares, Warrants or Warrant Shares to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and who agrees to be bound by the provisions of this Agreement and, if required under the terms of such arrangement, such Investor may transfer pledged or secured Securities or Underlying Shares to the pledgees or secured parties. Such a pledge would not be subject to approval by the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge. At Investor’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of such securities may reasonably request in connection with a pledge of the Preferred, Shares, Warrants or Warrant Shares.

(b) Acknowledgment of Dilution. The Company acknowledges that the issuance of the Underlying Shares may result in dilution of the outstanding shares of Common Stock, which dilution may be substantial. The Company further acknowledges that its obligations under this Subscription Agreement, including without limitation its obligation to issue the Shares and Warrant Shares, are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim the Company may have against any Investor and regardless of the dilutive effect that such issuance may have on the ownership of the other stockholders of the Company.

(c) Furnishing of Information. Until the earlier of (i) five (5) years from the Closing Date or (ii) the date that all Preferred and Warrants issued in the Offering have been converted, exercised, redeemed or expired, and all Registrable Securities have been sold, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act.

(d) Integration. The Company shall not sell, offer for sale or solicit offers to buy any security (as defined in Section 2 of the Securities Act) the offer or sale of which would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the Offering or, if then listed or quoted on a trading market, that would be integrated with the Offering for purposes of the rules and regulations of any trading market.

(e) Exercise Procedures. The conversion procedures included in the Certificate of Designations and included in the form of Notice of Conversion for the Preferred and the form of Notice of Exercise included in the Warrant each set forth the totality of the procedures required of the Investor in order to convert its Preferred and exercise its Warrant, respectively. No additional legal opinion or other information or instructions shall be required of the Investor to convert its Preferred or exercise its Warrant. The Company shall honor conversions of the Preferred and exercises of the Warrants and shall deliver the underlying Shares or Warrant Shares, respectively, in accordance with the terms, conditions and time periods set forth in this Subscription Agreement, the Certificate of Designations of the Preferred, and the form of Warrant.

(f) Shareholders Rights Plan. No claim will be made or enforced by the Company or, to the knowledge of the Company, any other Person that any Investor is an “Acquiring Person” under any shareholders rights plan or similar plan or arrangement in effect or hereafter adopted by the Company, or that any Investor could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving the Preferred, Shares, Warrants or Warrant Shares or under any other agreement between the Company and the Investor. The Company shall conduct its business in a manner so that it will not become subject to the Investment Company Act.

(g) Eligibility to Use Form S-3. The Company currently meets, and will take all commercially reasonable actions to continue to meet, the “registrant eligibility” requirements set forth in the general instructions to Form S-3 applicable to “resale” registrations on Form S-3 during the Effectiveness Period (as defined in Section 5(c) hereof).

(h) Use of Proceeds. The Company shall use the net proceeds from the sale of the Securities hereunder only for construction of energy and gas production facilities, and for working capital, and not for the satisfaction of any indebtedness for borrowed money (other than payment of trade payables in the ordinary course of the Company’s business and prior practices). The net proceeds to the Company shall be net of an aggregate commission of 6% of the gross proceeds payable to the Placement Agents, reimbursement to the Placement Agents of accountable expenses incurred in connection with the Offering, and other accountable fees and expenses payable by the Company in connection with the Offering. The Company will not use any proceeds from the sale of the Securities to redeem any Common Stock or securities convertible, exercisable or exchangeable into Common Stock, or to settle any outstanding litigation.

(i) Indemnification of Investor. Subject to the provisions of this Section 6(i), the Company will indemnify and hold the Investor and its directors, officers, shareholders, partners, employees and agents (each, an “Investor Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Investor Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Subscription Agreement or (b) any action instituted against Investor, or its respective Affiliates, by any stockholder of the Company who is not an Affiliate of such Investor, with respect to any of the transactions contemplated by this Subscription Agreement (unless such action is based upon a breach of such Investor’s representation, warranties or covenants under this Subscription Agreement or any agreements or understandings such Investor may have with any such stockholder or any violations by the Investor of state or federal securities laws or any conduct by such Investor which constitutes fraud, gross negligence, willful misconduct or malfeasance). If any action shall be brought against any Investor Party in respect of which indemnity may be sought pursuant to this Agreement, such Investor Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing. Any Investor Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Investor Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of such separate counsel, a material conflict on any material issue between the position of the Company and the position of such Investor Party. The Company will not be liable to any Investor Party under this

Agreement (i) for any settlement by a Investor Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (ii) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Investor Party’s breach of any of the representations, warranties, covenants or agreements made by Investor in this Subscription Agreement.

(k) Transfer and Tradability of the Shares and Warrant Shares. The Company shall provide a transfer agent and registrar for all shares of its Common Stock, including the Shares and Warrant Shares at least until such time as all the Shares and Warrant Shares have been sold. The Company shall cause all of the Shares and Warrant Shares to be listed or included for quotation on the American Stock Exchange, or any other exchange or marketplace on which the Company’s shares of Common Stock are listed or included for quotation in the future, at least until the later of (i) five (5) years from the Closing and (ii) such time as all the Shares and Warrant Shares have been sold by all of the Investors in the Offering and there are no Warrants outstanding and unexercised.

(l) Future Priced Securities. From the date hereof until the date that less than 20% of the Warrants remain outstanding and unexercised, the Company shall be prohibited from effecting or entering into an agreement to effect any financing involving a “Variable Rate Transaction” unless the Company obtains express written consent and authorization from the holders of at least seventy-five percent (75%) of the then-outstanding and unexercised Warrants. The term “Variable Rate Transaction” shall mean a transaction in which the Company issues or sells (i) any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of Common Stock either (A) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock (other than customary anti-dilution protection and customary adjustments in connection with a merger or share exchange).

(m) Carbon Credit Purchase Option and Bid Right. The Investors shall have the option, pro rata based upon their respective initial purchase amounts hereunder, to purchase up to five percent (5%) of Available CERs from Microgy, Inc., at a price equal to ninety percent (90%) of the then-current market price for such Available CERs (the “Purchase Option”). “Available CERs”, as used herein, means any Certified Emission Reduction Credits (“CERs”) that are generated and owned by Microgy, Inc. (“Microgy”) during the years 2007 through 2010, excluding (i) any CERs which Microgy is required to give to (or give the economic benefit of to) any other party (including, but not limited to, pursuant to any financing arrangement) and (ii) any CERs derived from any projects under a Business Development Agreement among the Company, Microgy, and Cargill, Incorporated (including Cargill Emerging Business Accelerator Group or any of their respective affiliates or subsidiaries). Investors shall further have a first right to bid, pro rata based upon their respective initial purchase amounts hereunder, to purchase up to the remaining ninety-five percent (95%) of Available CERs not included in the Purchase Option, at the then-current market price, subject to mutually agreeable terms and conditions between the Company and each such Investor (“Bid Right”). In the event any Investor (x) shall waive, in writing, its right to participate in the Purchase Option or Bid Right, or (y) shall fail to consummate such Investor’s purchase pursuant to the Purchase Option or Bid Right, then such Investor’s Purchase Option or Bid Right shall be assigned pro rata among all other Investors participating in such Purchase Option or Bid Right, based on the respective initial purchase amounts of such participating Investors hereunder. Notwithstanding anything to the contrary contained herein, in no event shall the Investors have the right to acquire, in the aggregate, more than 15,000,000 metric tons of Available CERs hereunder. Microgy, by executing the signature page hereto, acknowledges its agreement to offer the Purchase Option and Bid Right to the Investors pursuant to the terms of this paragraph (m).

(n) Right of First Refusal. For a period of one (1) year following the Closing Date, the Company agrees to promptly notify each Investor in writing (a “Rights Notice”) of the terms and conditions of any proposed private placement offering of Common Stock or securities convertible or exercisable into shares of Common Stock (“Subsequent Financing”), not including offerings pursuant to (i) equity incentive plans established for the benefit of the Company’s employees, consultants, officers or directors, (ii) warrants, or shares issuable upon exercise thereof, issued to Cargill, Incorporated pursuant to the terms of any Business Development Agreement or similar agreement entered into among the Company, Microgy, Inc. and Cargill, Incorporated, (iii) other strategic partnerships, (iv) mergers or acquisitions, or (v) public offerings; provided, however, prior to delivering to each Investor a Rights Notice, the Company shall first deliver to each Investor a written notice of its intention to effect a Subsequent

Financing (“Pre-Notice”) within three (3) trading days of receiving an applicable offer, which Pre-Notice shall ask such Investor if it wants to review the details of such financing. Upon the request of an Investor, and only upon a request by such Investor within three (3) trading days of receipt of a Pre-Notice, the Company shall promptly, but no later than two (2) trading days after such request, deliver a Rights Notice to such Investor. The Rights Notice shall grant Investors the right to purchase their pro rata portion, based on their respective initial purchase amounts hereunder, of all or part of the securities being offered in such Subsequent Financing, on the same, absolute terms and conditions as contemplated by such Subsequent Financing, and shall be delivered at least ten (10) business days prior to the closing of any such Subsequent Financing. Each Investor will have ten (10) business days from the date of the Rights Notice in which to advise the Company in writing whether it intends to participate in such Subsequent Financing, and in what amounts, which amount shall not exceed Investor’s purchase amount hereunder except as allowed by the following sentence (unless otherwise agreed between the Company and Investor without infringing on the rights of any other Investor hereunder). If any Investor elects not to participate in such Subsequent Financing, the purchase right granted to such Investor pursuant to its Rights Notice shall be assigned pro rata among all other Investors participating in the Subsequent Financing, based on the respective initial purchase amounts of such participating Investors hereunder.

(o) Equal Treatment of Investors. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of such Person’s Subscription Agreement unless the same consideration is also offered to all Investors in the Offering. For clarification purposes, this provision constitutes a separate right granted to each Investor by the Company and shall not in any way be construed as the Investors in the Offering acting in concert or as a group with respect to the purchase, disposition or voting of the Preferred, Shares, Warrants, Warrant Shares or otherwise.

(p) Disclosure of Transaction. The Company shall issue a press release describing the material terms of the transactions contemplated hereby (the “Press Release”) as soon as practicable after the date of execution of this Subscription Agreement. The Company shall also file with the Commission a Current Report on Form 8-K (the “Form 8-K”) describing the material terms of the transactions contemplated hereby (and attaching as exhibits thereto this Agreement, the Certificate of Designations of the Preferred, the form of Warrant and the Press Release) as soon as practicable following the date of this Subscription Agreement but in no event more than four (4) business days following the date of this Subscription Agreement, which Press Release and Form 8-K shall be subject to prior review and comment by the Investors.

(q) Disclosure of Material Information. The Company covenants and agrees that neither it nor any other person acting on its behalf will provide any Investor or its agents or counsel with any information that the Company believes constitutes material non-public information (other than with respect to the transactions contemplated by this Subscription Agreement), unless prior thereto such Investor shall have executed a written agreement regarding the confidentiality and use of such information. The Company understands and confirms that the Investors shall be relying on the foregoing representations in effecting transactions in securities of the Company.

(r) Reservation of Shares. The Company shall at all times while the Securities are outstanding reserve from its duly authorized capital stock a number of shares of Common Stock required for issuance of the Shares and the Warrant Shares.

7. Specific State Legends.

FOR NEW HAMPSHIRE RESIDENTS ONLY: NEITHER THE FACT THAT A REGISTRATION STATEMENT OR AN APPLICATION FOR A LICENSE HAS BEEN FILED WITH THE STATE OF NEW HAMPSHIRE NOR THE FACT THAT A SECURITY IS EFFECTIVELY REGISTERED OR A PERSON IS LICENSED IN THE STATE OF NEW HAMPSHIRE CONSTITUTES A FINDING BY THE SECRETARY OF STATE THAT ANY DOCUMENT FILED UNDER RSA 421-B OF THE NEW HAMPSHIRE UNIFORM SECURITIES ACT IS TRUE, COMPLETE AND NOT MISLEADING. NEITHER ANY SUCH FACT NOR THE FACT THAT AN EXEMPTION OR EXCEPTION IS AVAILABLE FOR A SECURITY OR A TRANSACTION MEANS THAT THE SECRETARY OF STATE HAS PASSED IN ANY WAY UPON THE MERITS OR QUALIFICATIONS OF, OR RECOMMENDED OR GIVEN APPROVAL TO, ANY PERSON, SECURITY OR TRANSACTION. IT IS UNLAWFUL TO MAKE, OR CAUSE TO BE MADE, TO ANY PROSPECTIVE PURCHASER, CUSTOMER OR CLIENT ANY REPRESENTATION INCONSISTENT WITH THE PROVISIONS OF THIS PARAGRAPH.

FOR FLORIDA RESIDENTS ONLY: EACH FLORIDA RESIDENT WHO SUBSCRIBES FOR THE PURCHASE OF SECURITIES HEREIN HAS THE RIGHT, PURSUANT TO SECTION 517.061(11)(A)(5) OF THE FLORIDA SECURITIES ACT, TO WITHDRAW HIS SUBSCRIPTION FOR THE PURCHASE AND RECEIVE A FULL REFUND OF ALL MONIES PAID WITHIN THREE BUSINESS DAYS AFTER THE EXECUTION OF THIS SUBSCRIPTION AGREEMENT OR PAYMENT FOR THE PURCHASE HAS BEEN MADE, WHICHEVER IS LATER. WITHDRAWAL WILL BE WITHOUT ANY FURTHER LIABILITY TO ANY PERSON. TO ACCOMPLISH THIS WITHDRAWAL, A SUBSCRIBER NEED ONLY SEND A LETTER OR TELEGRAM TO THE COMPANY AT THE ADDRESS SET FORTH IN THIS SUBSCRIPTION AGREEMENT INDICATING HIS INTENTION TO WITHDRAW.

SUCH LETTER OR TELEGRAM SHOULD BE SENT AND POSTMARKED PRIOR TO THE END OF THE AFOREMENTIONED THIRD BUSINESS DAY. IT IS ADVISABLE TO SEND SUCH LETTER BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO ENSURE THAT IT IS RECEIVED AND ALSO TO EVIDENCE THE TIME IT WAS MAILED. IF THE REQUEST IS MADE ORALLY, IN PERSON OR BY TELEPHONE TO AN OFFICER OF THE COMPANY, A WRITTEN CONFIRMATION THAT THE REQUEST HAS BEEN RECEIVED SHOULD BE REQUESTED.

FOR GEORGIA RESIDENTS ONLY THE SECURITIES OFFERED HEREBY ARE BEING ISSUED OR SOLD IN RELIANCE ON PARAGRAPH (13) OF CODE SECTION 10-5-9 OF THE GEORGIA SECURITIES ACT OF 1973, AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT IN A TRANSACTION WHICH IS EXEMPT UNDER SUCH ACT OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT

FOR RESIDENTS OF ALL STATES: THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND SUCH LAWS. THE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER SAID ACT AND SUCH LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR ANY OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

8. Miscellaneous.

(a) Termination. The Investor agrees that he shall not cancel, terminate or revoke this Subscription Agreement or any agreement of the Investor made hereunder other than as set forth herein. The Company agrees that it shall not cancel, terminate or revoke this Subscription Agreement or any agreement of the Company made hereunder other than as set forth herein.

(b) Entire Agreement. This Subscription Agreement, together with the Certificate of Designations, Preferences and Rights of the Preferred, the Warrants, the schedules and exhibits hereto, contain the entire understanding of the Company and the Investor with respect to the subject matter hereof.

(c) Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto prior to 5:00 p.m. (New York City time) on a Business Day, (b) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a Business Day or later than 5:00 p.m. (New York City time) on any Business Day, (c) the second Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be to the Investor at his address set forth on the Investor Signature Page, to the Company at the addresses set forth above, and to the Placement Agents at Westminster Securities Corp., 100 Wall Street, 7th Floor, New York, NY 10005, and Canaccord Adams, Inc., 101 Montgomery Street # 2000, San Francisco, CA 94104.

(d) Amendments; Waivers. No provision of this Subscription Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and each Investor in the Offering or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Subscription Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right. Notwithstanding any of the representations, warranties, acknowledgments or agreements made herein by the Investor, the Investor does not thereby or in any manner waive any rights granted to the Investor under federal or state securities laws.

(e) Construction. The headings herein are for convenience only, do not constitute a part of this Subscription Agreement and shall not be deemed to limit or affect any of the provisions hereof.

(f) Successors and Assigns. This Subscription Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Subscription Agreement or any rights or obligations hereunder without the prior written consent of each Investor in the Offering. Investor may assign any or all of its rights under this Subscription Agreement to any Person to whom Investor assigns or transfers any of the Preferred, Shares, Warrants or Warrant Shares, provided such transferee agrees in writing to be bound, with respect to such transferred securities, by the provisions hereof that apply to the Investor.

(g) No Third-Party Beneficiaries. This Subscription Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 6(i).

(h) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Subscription Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Subscription Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Subscription Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. The parties hereby waive all rights to a trial by jury. If either party shall commence an action or proceeding to enforce any provisions of this Subscription Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

(i) Survival. The representations and warranties contained herein shall survive the Closing Date for a period of eighteen (18) months from the date hereof.

(j) Execution. In the event that any signature is delivered by facsimile transmission or scanned as an image and deliver by electronic mail (e-mail), such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

(k) Severability. If any provision of this Subscription Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Subscription Agreement.

(l) Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) this Subscription Agreement, whenever Investor exercises a right, election, demand or option under this Subscription Agreement or the Warrant, and the Company does not timely perform its related obligations within the periods therein provided, then Investor may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights; provided, however, in the case of a rescission of an exercise of a Warrant or conversion of Preferred, Investor shall be required to return any shares of Common Stock subject to any such rescinded exercise notice or conversion notice.

(m) Replacement of Securities. If any certificate or instrument evidencing any Preferred, Shares, Warrants or Warrant Shares is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement securities.

(n) Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of Investor and the Company will be entitled to specific performance under this Subscription Agreement. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

(o) Payment Set Aside. To the extent that the Company makes a payment or payments to Investor pursuant to this Subscription Agreement or an Investor enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

(p) Liquidated Damages. The Company’s obligations to pay any partial liquidated damages or other amounts owing under this Subscription Agreement is a continuing obligation of the Company and shall not terminate until all unpaid partial liquidated damages and other amounts have been paid notwithstanding the fact that the instrument or security pursuant to which such partial liquidated damages or other amounts are due and payable shall have been canceled.

(q) Publicity. The Company agrees that it will not disclose, and will not include in any public announcement, the name of the Investors without the prior written consent of the Investors, unless and until such disclosure is required by law or applicable regulation, and then only to the extent of such requirement. Notwithstanding the foregoing, the Investors acknowledge and agree that the Company will file a Current Report on Form 8-K describing the Subscription Agreements and disclosing the identity of the Investors, that copies of the Subscription Agreements will be filed as exhibits to such report and other filings the Company makes with the Commission, and that the identity of the Investors will be set forth in any registration statement filed pursuant to Section 5 of the Subscription Agreements.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK; SIGNATURE PAGE FOLLOWS]

INVESTOR SIGNATURE PAGE FOR ENVIRONMENTAL POWER CORPORATION SUBSCRIPTION AGREEMENT

Please print or type, Use ink only. (All Parties Must Sign)

The undersigned Investor hereby certifies that he (i) has received and relied solely upon the SEC Reports and this Subscription Agreement and their respective exhibits and schedules, (ii) agrees to all the terms and conditions of this Subscription Agreement, (iii) meets the suitability standards set forth herein and (iv) is a resident of the state or foreign jurisdiction indicated below.

Dollar Amount of Securities Subscribed for: $                         (1 Preferred and 5 Warrants @ $            )

Name of Investor (Print)	If other than individual check one and indicate capacity of signatory under the signature:
Trust
Estate
Name of Joint Investor (if any) (Print)	Uniform Gifts to Minors Act, State of
Attorney-in-fact
Corporation
Other
Signature of Investor
If Joint Ownership, Check one:
Joint Tenants with Right of Survivorship
Tenants in Common
Signature of Joint Investor (if any)	Tenants by the Entirety
Community by Property

Capacity of Signatory (if applicable)	Backup Withholding Statement:
Please check this box only if the investor is subject to backup withholding
Social Security or Taxpayer Identification Number
Foreign Person:
Investor Address:	Please check this box only if the investor is a nonresident alien, foreign corporation, foreign partnership, foreign trust or foreign estate
Street Address
Country Passport #
City State ZipCode	ID # ID Type

Telephone: ( ) Fax: ( )

Email: ____________________________________

Instructions for Delivery of Securities:

Deposit to my Westminster brokerage account	Deliver to an alternate address:

Deliver to the address above

Broker:

Westminster Registered Rep.	Other Investor Representative:

The investor agrees to the terms of this Subscription Agreement and, as required by the Regulations pursuant to the Internal Revenue Code, certifies under penalty of perjury that (1) the Social Security Number or Taxpayer Identification Number and address provided above is correct, (2) the investor is not subject to backup withholding (unless the Backup Withholding Statement box is checked) either because he has not been notified that he is subject to backup withholding as a result of a failure to report all interest or dividends or because the Internal Revenue Service has notified him that he is no longer subject to backup withholding and (3) the investor (unless, the Foreign Person box above is checked) is not a nonresident alien, foreign partnership, foreign trust or foreign estate.

THE SUBSCRIPTION FOR SECURITIES OF ENVIRONMENTAL POWER CORPORATION BY THE ABOVE NAMED INVESTOR(S) IS ACCEPTED THIS DAY OF , 2006.	MICROGY, INC. HEREBY ACKNOWLEDGES ITS OBLIGATION TO OFFER THE RIGHTS TO THE ABOVE NAMED INVESTOR(S) PURSUANT TO SECTION 6(m) OF THIS SUBSCRIPTION AGREEMENT.

ENVIRONMENTAL POWER CORPORATION	MICROGY, INC.

By:	By:
Name:	Name:
Title:	Title: